UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.  Other Events.

On May 17, 2018, VIVUS, Inc., or the Company, received a letter from the Nasdaq Stock Market LLC, or Nasdaq, informing the Company that the Nasdaq Hearings Panel granted the Company’s request for continued listing subject to the condition that, on or before October 1, 2018, the Company must have effected a reverse stock split and evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

As previously disclosed, on October 4, 2017, the Company received a letter from Nasdaq indicating that the Company did not meet the continued listing requirement of maintaining a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1). As provided in the Nasdaq Listing Rules, the Company was granted 180 calendar days, or until April 2, 2018, to regain compliance with the continued listing requirement. On April 3, 2018, the Company received a letter from Nasdaq indicating that the Company did not regain compliance by April 2, 2018, and the Company’s common stock would be subject to delisting unless the Company timely requested a hearing before a Nasdaq Hearings Panel.  The Company timely requested a hearing and on May 10, 2018 the Company appeared before the Nasdaq Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: May 17, 2018